Exhibit 4(b)

                            ARTICLES OF INCORPORATION
                                       OF
                          WINTON FINANCIAL CORPORATION

                  The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

                  FIRST:   The name of the corporation shall be Winton Financial
Corporation.

                  SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Cincinnati, County of Hamilton.

                  THIRD:   The purpose for which the corporation is formed is to
engage in any lawful act or activity for which corporations may be formed under
Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH: The authorized number of shares of the corporation shall be 750, all of which shall be common shares, each without par value.

                  FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

                  SIXTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the Board of Directors shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in the respect of any such matter as a class, shall be required to adopt:

                  (A) A proposed amendment to the Articles of Incorporation of the corporation;

                  (B) Proposed new Regulations or an amendment of the Regulations of the corporation;

                  (C) A proposal to change the number of directors by action of the shareholders;

                  (D) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

                  (E) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

                  (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, the assets, with or without the goodwill, of the corporation; or

                  (G)      A proposed dissolution of the corporation.

                  SEVENTH: The directors of the corporation may adopt an amendment to the articles in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

                  EIGHTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

                  NINTH: (A) In addition to any affirmative vote required by any provision of the Ohio Revised Code or by any other provision of these Articles, the affirmative vote or consent of the holders of the greater of (1) four-fifths (4/5) of the outstanding common shares of the corporation entitled to vote thereon or (2) that fraction of such outstanding common shares having as the numerator a number equal to the sum of (i) the number of outstanding common shares Beneficially Owned (hereinafter defined) by the Controlling Person (hereinafter defined), plus (ii) two-thirds (2/3) of the remaining number of outstanding common shares, and as the denominator a number equal to the total number of outstanding common shares entitled to vote, shall be required for the adoption or authorization of a Business Combination (hereinafter defined), unless:

                  (I) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the corporation owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share (hereinafter defined); and (II) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, shall be mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval for the proposed Business Combination.

                         (B) For purposes of this Article  Ninth,  the following
                  definitions shall apply:

                                    (1) "Affiliate" shall mean a Person that
                  directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

                                    (2) "Associate" shall mean (i) any
                  corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities,
                  (ii) any trust or other estate in which a Person has a ten percent (10%) or greater individual interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, and (iv) any relative of a Person, any relative of a spouse of a Person, who has the same residence as such Person or spouse.

                                    (3) "Beneficial Owner" shall include,
                  without limitation, (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

                                    (4) "Business Combination" shall mean (i)
                  any merger or consolidation of the corporation with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device of all or any substantial part of the assets of the corporation, including without limitation any voting securities of a subsidiary, or of the assets of a subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (iv) any sale, lease, exchange, transfer or other disposition to the corporation or a subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any disposition of assets which, if included with all other dispositions consummated during the same fiscal year of the corporation by the same controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years for the corporation be the same Controlling Person, Affiliate thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition),
                  (v) any reclassification of the common shares of the corporation, consummated within five (5) years after a Controlling Person becomes a Controlling Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination.

                                    (5) "Control" shall mean the possession,
                  directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                    (6) "Controlling Person" shall mean any
                  Person who Beneficially Owns shares of the corporation entitling that Person to exercise twenty percent (20%) or more of the voting power of the corporation entitled to vote in the election of directors.

                                    (7) "Minimum Price Per Share" shall mean the
                  sum of (i) the higher of (I) the highest gross per share price paid or agreed to be paid to acquire any common shares of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (II) the highest per share closing public market price for such common shares during such five (5) year period, plus (ii) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all common shares dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

                                    (8) "Person" shall mean an individual, a
                  corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof, and any other entity.

                                    (9) "Securities Exchange Act of 1934" shall
                  mean the Securities Exchange Act of 1934, as amended from time to time as well as any successor or replacement statute.

                  TENTH: Until August 11, 1993, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than 10% of any class of any equity security of the corporation, provided, however, that such prohibition shall not apply to the purchase of shares by underwriters in connection with a public offering. In the event that any shares of the corporation are Acquired in violation of this Article TENTH, all shares Beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote, and shall not be voted by any Person and shall not be counted as voting shares in connection with any matter submitted to the stockholders for a vote. For purposes of this Article TENTH, the following terms shall have the meaning set forth below:

                  (1) "Person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include The Winton Savings and Loan Co. Employee Stock Ownership Plan or its successor.

                  (2) "Offer" includes every offer to buy or otherwise acquire, solicitations of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                  (3) "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (4) "Acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (5) "Beneficial Ownership" shall include, without limitation, (a) all shares directly or indirectly owned by a Person, by an Affiliate (hereinafter defined) of such Person or by an Associate of such Person or such Affiliate, (b) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (c) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the deposition of such shares) or both.

                  (6) "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.


                  IN WITNESS WHEREOF, I have hereunto signed my name this 22nd day of November, 1989.


                                         /s/ Henry L. Schulhoff
                                         ----------------------------------
                                         Henry L. Schulhoff, Incorporator

                            Certificate of Amendment

                                 By Shareholders
                       to the Articles of Incorporation of


                          WINTON FINANCIAL CORPORATION
------------------------------------------------------------------------------
                              (Name of Corporation)

  Robert L. Bollin   ,   who is  [ ]  Chairman of the Board  [X]   President
---------------------      [ ]  Vice President  (Check One)

and    James W. Brigger   , who is [X] Secretary  [ ] Assistant Secretary
    ----------------------      (Check One)

of the above named Ohio corporation for profit with its principal location at 5511 Cheviot Road, Cincinnati, Ohio 45247, Ohio do hereby certify that:
(check the appropriate box and complete the appropriate statements)

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on ________, 19___, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative voice of the holders of shares entitling them to exercise ___% of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for the purpose,

the following resolution to amend the articles was adopted:

                  RESOLVED, that Article Fourth of the Articles of Incorporation of Winton Financial Corporation be, and it hereby is, amended to read as follows:

                           FOURTH: The authorized number of shares of the corporation shall be 5,000,000, all of which shall be common shares, each without par value.


         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 29th day of June, 1990.



                                    By: /s/ Robert L. Bollin
                                        ----------------------------------
                                        President


                                    By: /s/ James W. Brigger
                                        ----------------------------------
                                        Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                            Certificate of Amendment

                                 By Shareholders
                       to the Articles of Incorporation of


                          WINTON FINANCIAL CORPORATION
------------------------------------------------------------------------------
                              (Name of Corporation)

  Robert L. Bollin   ,   who is  [ ]  Chairman of the Board   [X]  President
---------------------      [ ]  Vice President  (Check One)

and    James W. Brigger   , who is [X] Secretary  [ ] Assistant Secretary
    ----------------------      (Check One)

of the above named Ohio corporation for profit with its principal location at 5511 Cheviot Road, Cincinnati, Ohio 45247, Ohio do hereby certify that:
(check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on January 24, 1992, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative voice of the holders of shares entitling them to exercise 67.26 % of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for the purpose,

the following resolution to amend the articles was adopted:

                  RESOLVED, that Article of Incorporation of Winton Financial Corporation be, and they hereby are, amended by adding the following Article Eleventh:

                           ELEVENTH: No shareholder of the corporation shall have the right to vote cumulatively in the election of directors.


         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 29th day of January, 1992.



                                           By: /s/ Robert L. Bollin
                                               -----------------------------
                                               President


                                           By: /s/ James W. Brigger
                                               -----------------------------
                                               Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                            Certificate of Amendment
               By Shareholders to the Articles of Incorporation of


                          WINTON FINANCIAL CORPORATION
------------------------------------------------------------------------------
                              (Name of Corporation)

         Robert L. Bollin           , who is
------------------------------------

[ ]  Chairman of the Board    [X]  President  [ ]  Vice President  (Check One)

and

         James W. Brigger                   , who is
--------------------------------------------
 [X]   Secretary    [ ]  Assistant Secretary  (Check One)

of the above named Ohio corporation for profit do hereby certify that:
(check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on January 27, 1995, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative voice of the holders of shares entitling them to exercise 68.5 % of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for the purpose, the following resolution to amend the articles was adopted:

         See Annex A attached hereto and incorporated herein.






         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of January, 1995.



                                           By: /s/ Robert L. Bollin
                                               ------------------------------
                                               President


                                           By: /s/ James W. Brigger
                                               ------------------------------
                                               Secretary

NOTE:    Ohio law does not permit one officer to sign in two capacities.  Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                                                        ANNEX A



RESOLVED, THAT ARTICLE NINTH, SECTION (B) (3) OF THE ARTICLES OF INCORPORATION OF WINTON FINANCIAL CORPORATION, AS AMENDED, SHALL BE AMENDED TO READ AS
FOLLOWS:

         (3) "Beneficial Owner" shall include, without limitation, (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.



RESOLVED THAT ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF WINTON FINANCIAL CORPORATION, AS AMENDED, SHALL BE AMENDED TO READ AS FOLLOWS:

         FOURTH: The authorized number of shares of the corporation shall be 7,000,000, 5,000,000 of which shall be common shares, each without par value, and 2,000,000 of which shall be preferred shares, each without par value.

         The directors of the corporation are authorized to adopt amendments to the Articles of Incorporation in respect of any unissued or treasury common and preferred shares and thereby to fix or change, to the full extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; restrictions on the issuance of shares of any class or series; and such other rights, preferences and limitations as shall not be inconsistent with this Article Fourth.

         Except as hereinafter provided and as may otherwise be required by the laws of the State of Ohio, all voting power of the corporation for all purposes is vested exclusively in the holders of the common shares. The holders of common shares shall be entitled to one vote for each common share held. The holders of the preferred shares shall not be entitled to vote at meetings of the shareholders of the corporation or to receive notices of such meetings; provided, however, that in the event dividends on the preferred shares, if any, shall at any time become in arrears, the holders of the preferred shares shall thereupon become entitled to one vote for each preferred share held and to notice of all meetings of the shareholders. Such voting and notice rights of the preferred shareholders shall continue until all dividends in arrears on the preferred shares shall have been paid in full, whereupon such voting and notice rights of the preferred shareholders shall cease and terminate.

                            Certificate of Amendment
               By Shareholders to the Articles of Incorporation of


                          WINTON FINANCIAL CORPORATION
-----------------------------------------------------------------------------
                              (Name of Corporation)

         Robert L. Bollin           , who is
------------------------------------

[ ]  Chairman of the Board   [X]  President  [ ]  Vice President  (Check One)

and

         James W. Brigger                   , who is
--------------------------------------------
[X] Secretary    [ ]  Assistant Secretary  (Check One)


of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on January 29, 1999, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative voice of the holders of shares entitling them to exercise 82.6% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for the purpose, the following resolution to amend the articles was adopted:

         See Exhibit A.






         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 29th day of January, 1999.



                                             By: /s/ Robert L. Bollin
                                                 ----------------------------
                                                 President


                                             By: /s/ James W. Brigger
                                                 ----------------------------
                                                 Secretary

NOTE:    Ohio law does not permit one officer to sign in two capacities.  Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                    EXHIBIT A


         RESOLVED, that Article Fourth of the Amended Articles of Incorporation of Winton Financial Corporation be, and it hereby is, deleted in its entirety and replaced with the following new Article Fourth:

                  FOURTH: The authorized number of shares of the corporation shall be twenty million (20,000,000), eighteen million (18,000,000) of which shall be common shares, each without par value, and two million (2,000,000) of which shall be preferred shares, each without par value.

                  The directors of the corporation are authorized to adopt amendments to the Articles of Incorporation in respect of any unissued or treasury common and preferred shares and thereby to fix or change, to the full extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; the restrictions on the issuance of shares of any class or series; and such other rights, preferences and limitations as shall not be inconsistent with this Article Fourth.

         Except as hereinafter provided and as may otherwise be required by the laws of the State of Ohio, all voting power of the corporation for all purposes is vested exclusively in the holders of the common shares. The holders of common shares shall be entitled to one vote for each common share held. The holders of the preferred shares shall not be entitled to vote at meetings of the shareholders of the corporation or to receive notices of such meetings; provided, however, that in the event dividends on the preferred shares, if any, shall at any time become in arrears, the holders of the preferred shares shall thereupon become entitled to one vote for each preferred share held and to notice of all meetings of the shareholders. Such voting and notice rights of the preferred shareholders shall continue until all dividends in arrears on the preferred shares shall have been paid in full, whereupon such voting and notice rights of the preferred shareholders shall cease and terminate.